EXHIBIT 99.2

Election Form for Holders of Dow Jones

Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units,

Contingent Stock Rights and/or Cycle 5 Factiva LTIP Award

You are receiving this Election Form because you are a holder of one or more Dow Jones incentive awards in the form of stock options, stock appreciation rights, restricted shares of Dow Jones common stock, restricted stock units, contingent stock rights and/or a Cycle 5 award under the Factiva Long Term Incentive Plan. The specific awards that you hold are listed on Attachment A to this Election Form under the heading “List of Equity Awards.” We refer to these awards as your “Dow Jones Equity Awards.”

In connection with the proposed merger with News Corporation, you will become entitled to receive one or more cash payments for your Dow Jones Equity Awards based on the $60 per share payable to Dow Jones stockholders in the merger as described below under the heading “Terms of Election” and in the proxy statement/prospectus relating to the proposed merger. Any cash payment that you become entitled to receive for a Dow Jones Equity Award will be made to you in accordance with the vesting schedule and subject to the forfeiture conditions applicable to that Dow Jones Equity Award under the Dow Jones plans and grant agreement to which that award is otherwise subject.

Under the terms of the merger agreement, you have the opportunity to elect to convert all or a portion of your Dow Jones Equity Awards into equity awards for News Corporation Class A common stock (which we refer to in this Election Form as “News Corporation Equity Awards”) as described below under the heading “Terms of Election” and in the proxy statement/prospectus relating to the proposed merger. We refer to this election as a “Conversion Election.” If you make a Conversion Election with respect to any of your Dow Jones Equity Awards you will not be entitled to receive a cash payment for those Dow Jones Equity Awards based on the $60 per share payable to Dow Jones stockholders in the merger.

In order to make a valid Conversion Election for all or a portion of your Dow Jones Equity Awards, you may either:

•	complete an on-line Election Form by the election deadline by going to https://www.corp-action.net/DowJones/ and following the instructions provided; or

•	complete Attachment A to this Election Form and deliver it to Mellon Investor Services LLC (the Exchange Agent) at one of the addresses provided below by the election deadline.

The election deadline will be at 5:00 p.m. New York City time, on December 12, 2007, unless delayed (the Election Deadline).

If for any reason the Election Deadline is delayed beyond December 12, 2007, News Corporation and Dow Jones will make a public announcement of this delay and, when determined, the rescheduled Election Deadline.

If you wish to receive a cash payment for ALL of your Dow Jones Equity Awards based on the $60 per share payable to Dow Jones stockholders in the merger and do NOT wish to convert

ANY of your Dow Jones Equity Awards into News Corporation equity awards, YOU SHOULD NOT COMPLETE AN ON-LINEELECTION FORM AND YOU SHOULD NOT DELIVER ATTACHMENT A TO THIS ELECTION FORM TO THE EXCHANGE AGENT.

To the extent that you make a valid Conversion Election with respect to all or a portion of your Dow Jones Equity Awards, the terms governing the Dow Jones Equity Awards for which you make this election will be deemed to be amended as of the closing of the merger to reflect the fact that those awards have been converted into News Corporation Equity Awards. In the event that the merger is not completed, your Conversion Elections will be disregarded and will not affect the terms of your Dow Jones Equity Awards.

Neither the Dow Jones board of directors nor the management of Dow Jones is making any recommendation as to whether you should make a Conversion Election. They are also not making any recommendation regarding the shares of Class A common stock of News Corporation that underlie the News Corporation Equity Awards into which your Dow Jones Equity Awards will be converted if you make a Conversion Election.

Please read the instructions in this form and the proxy statement/prospectus relating to the proposed merger carefully before making a Conversion Election.

If you require additional information, please contact the Exchange Agent below:

Mellon Investor Services LLC

480 Washington Boulevard

Jersey City, NJ 07310

Toll Free: 1-877-244-8902

Collect: 201-680-6802

In order to make a valid Conversion Election for all or a portion of your Dow Jones Equity Awards, you must either:

•	complete an on-line Election Form by the Election Deadline by going to https://www.corp-action.net/DowJones/ and following the instructions provided, or

•	complete Attachment A to this Election Form and deliver it to the Exchange Agent at one of the addresses provided below by the Election Deadline.

By Mail:	By Overnight Courier or By Hand:
(First Class, Registered or Certified)	(FedEx, Airborne, UPS, DHL, USPS Express Mail)
Mellon Investor Services LLC	Mellon Investor Services
Attn: Reorganization Dept	Attn: Reorganization Dept.
PO Box 3301	480 Washington Blvd.
South Hackensack, NJ 07606	Mail Drop-Reorg
Jersey City, NJ 07310

You are solely responsible for delivery of Attachment A to this Election Form to the Exchange Agent. Delivery of Attachment A to this Election Form to an address other than those set forth above will not constitute a valid delivery to the Exchange Agent.

DELIVERY TO THE EXCHANGE AGENT WILL ONLY BE DEEMED TO HAVE BEEN MADE IF ATTACHMENT A TO THIS ELECTION FORM IS TIMELY RECEIVED BY THE EXCHANGE AGENT.

Terms of Election

Under the terms of the merger agreement with News Corporation, you may elect to convert all or any portion of your Dow Jones Equity Awards into News Corporation Equity Awards as more fully described below and in the proxy statement/prospectus relating to the proposed merger.

Stock Options and Stock Appreciation Rights (SARs)

Unless you make a Conversion Election with respect to any Dow Jones options or SARs (or with respect to any Dow Jones shares subject to a Dow Jones option or SAR) that you hold, all Dow Jones options or SARs that you hold as of the closing of the merger (other than any Dow Jones options or SARs that you hold that have an exercise or base price per Dow Jones share of $60 or more) will be treated as follows in the merger:

•	Vested Options and SARs. You will receive for each option or SAR that vested before the closing an amount of cash equal to:

•	the excess of $60 over the exercise or base price per Dow Jones share applicable to that option or SAR, multiplied by

•	the number of Dow Jones shares subject to that option or SAR (other than Dow Jones shares subject to that option or SAR for which you make a Conversion Election).

This cash amount, less applicable tax withholding, will be paid to you shortly after closing.

•	Unvested Options and SARs. Each option or SAR that is not vested before the closing will at closing automatically become a right to receive a cash amount equal to:

•	the excess of $60 over the exercise or base price per Dow Jones share applicable to that option or SAR, multiplied by

•	the number of Dow Jones shares subject to that option or SAR (other than Dow Jones shares subject to that option or SAR for which you make a Conversion Election).

This cash amount, less applicable tax withholding, will be payable to you in accordance with the vesting schedule and subject to the forfeiture conditions applicable to that option or SAR under the Dow Jones plans and grant agreement to which that option or SAR is otherwise subject.

The plans to which your Dow Jones options and SARs are subject provide that, if your employment with Dow Jones terminates within twenty-four (24) months following the closing under circumstances in which you are entitled to severance under the Dow Jones severance plan, your unvested options and SARs will then automatically vest. This means that, when your employment terminates, you will receive the full cash amount applicable to your unvested Dow Jones options or SARs that become a right to receive a cash payment in the merger.

Under the terms of the merger agreement, instead of having your options or SARs automatically become a right to receive a cash based on the $60 per share payable to Dow Jones stockholders in the merger, you may elect to convert any or all of the options or SARs that you hold (or a portion of the Dow Jones shares subject to any of your Dow Jones options or SARs) into options or SARs with respect to shares of News Corporation Class A common stock (which we refer to as “News Corporation options” and “News Corporation SARs”), as applicable. Any Dow Jones option or SAR that you hold that has an exercise or base price per Dow Jones share of $60 or more will automatically be converted into a News Corporation option or SAR.

If you make a Conversion Election with respect to a Dow Jones option or SAR that you hold (or with respect to a portion of the Dow Jones shares subject to any of your Dow Jones options or SARs) or any Dow Jones option or SAR you hold is automatically converted into a News Corporation option or SAR, when the merger closes, that option or SAR will become an option to acquire, or an SAR with respect to, a number of shares of News Corporation Class A common stock (rounded down to the nearest whole number of shares) equal to:

•

the number of shares of Dow Jones common stock subject to that option or SAR immediately before the closing (or, if you make a Conversion Election for only a portion of the Dow Jones shares subject to the option or SAR, the number of shares for which you make a Conversion Election), multiplied by

•

a number determined by dividing $60 by the volume weighted average price per share of News Corporation Class A common stock on the New York Stock Exchange (the NYSE) over the five (5) trading days ending on the last trading day before the closing.

Each converted option or SAR will have an exercise or base price per share of News Corporation Class A common stock equal to:

•	the exercise or base price per Dow Jones share applicable to that option or SAR immediately before the closing, divided by

•

a number determined by dividing $60 by the volume weighted average price per share of News Corporation Class A common stock on the NYSE over the five (5) trading days ending on the last trading day before the closing.

Except as indicated above, all converted options and SARs will be subject to the same terms and conditions, including vesting and forfeiture conditions and exercise period, that apply to those Dow Jones options and SARs under the Dow Jones plans and grant agreements to which they are otherwise subject. In that connection, if any of your converted options or SARs vested before the merger, they will continue to be vested after the merger and will be exercisable for the remainder of the exercise period that was applicable to those options or SARs before the merger.

As noted above, the plans to which your Dow Jones options and SARs are subject provide that, if your employment with Dow Jones terminates within twenty-four (24) months following the closing under circumstances in which you are entitled to severance under the Dow Jones severance plan, your unvested Dow Jones options and SARs will then automatically vest. This means that any of your Dow Jones options or SARs that are converted into News Corporation options or SARs will then become immediately exercisable and be exercisable for 90 days after your employment terminates.

IF YOU ELECT TO CONVERT A DOW JONES OPTION OR SAR BUT EXERCISE THAT OPTION OR SAR BEFORE THE CLOSING, YOUR ELECTION WITH RESPECT TO THAT OPTION OR SAR WILL BE DISREGARDED.

FOR ADMINISTRATIVE REASONS, YOU WILL BE UNABLE TO EXERCISE DOW JONES OPTION OR SARS BETWEEN THE ELECTION DEADLINE AND THE CLOSING OF THE MERGER AND WILL BE UNABLE TO EXERCISE ANY NEWS CORPRATION OPTIONS OR SARS INTO WHICH THEY ARE CONVERTED FOR TWO BUSINESS DAYS AFTER CLOSING.

Restricted Common Stock and Restricted Stock Units (RSUs)

Unless you make a Conversion Election with respect to any shares of Dow Jones restricted stock or Dow Jones RSUs that you hold (or with respect to a portion of the Dow Jones shares subject to any of your RSUs), each share of Dow Jones restricted stock that you hold as of the closing of the merger will automatically become a right to receive a cash amount equal to $60 and each Dow Jones RSU will automatically become a right to receive a cash amount equal to $60 multiplied by the number of Dow Jones shares subject to that RSU (other than Dow Jones shares subject to that RSU for which you make a Conversion Election). This cash amount, less applicable tax withholding, will be payable to you in accordance with the vesting schedule and subject to the forfeiture conditions applicable to that share of restricted stock or RSU under the Dow Jones plans and grant agreement to which that it is otherwise subject.

The plans to which your Dow Jones restricted stock and RSUs are subject provide that, if your employment with Dow Jones terminates within twenty-four (24) months following the closing under circumstances in which you are entitled to severance under the Dow Jones severance plan, your shares of restricted stock and RSUs will then automatically vest on a pro-rata basis based on your service during the applicable vesting period (plus any severance period applicable to you under Dow Jones’ severance plan). This means that, if your employment terminates under circumstances in which you are entitled to severance under the Dow Jones severance plan, you will receive for each share of your Dow Jones restricted stock or RSUs which became a right to receive cash in connection with the merger and did not vest before your employment terminates a pro-rata portion (determined based on your period of service during the vesting period plus the number of months of salary that you are entitled to receive as a severance payment under Dow Jones’ severance plan) of the cash amount applicable to that share of Dow Jones restricted stock or RSU, as described above.

Dividends will not be paid or accrue after closing on your shares of Dow Jones restricted stock and Dow Jones RSUs that become a right to receive cash at closing. All dividend equivalents accrued prior to closing in respect of Dow Jones RSUs will be paid upon vesting of those RSUs after closing.

Under the terms of the merger agreement, instead of having your Dow Jones restricted stock and RSUs automatically become a right to receive a cash payment based on the $60 per share payable to Dow Jones stockholders in the proposed merger, you may elect to convert all or a portion of your shares of Dow Jones restricted stock and RSUs (or a portion of the Dow Jones shares subject to any of your RSUs) into shares of News Corporation restricted stock or News Corporation RSUs, as applicable.

If you make a Conversion Election with respect to any shares of Dow Jones restricted stock or any Dow Jones RSUs that you hold (or with respect to a portion of the Dow Jones shares subject to any of your RSUs), when the merger closes, those shares of restricted stock or RSUs will become a number of shares of restricted News Corporation Class A common stock, or an RSU with respect to a number of shares of News Corporation Class A common stock (which we refer to as “News Corporation RSUs”), as applicable (and in each case rounded to the nearest whole number of shares), equal to:

•	the number of shares of Dow Jones restricted stock or RSUs in respect of the number of Dow Jones common stock with respect to which you make the election, multiplied by

•

a number determined by dividing $60 by the volume weighted average price per share of News Corporation Class A common stock on the NYSE over the five (5) trading days ending on the last trading day before the closing.

These shares of News Corporation restricted stock and News Corporation RSUs will continue to be subject to the same terms and conditions, including vesting and forfeiture conditions, that apply to those shares of Dow Jones restricted stock or Dow Jones RSUs under the Dow Jones plans and grant agreements to which they are subject. In that connection, a holder of these shares of News Corporation restricted stock or News Corporation RSUs will be entitled to receive dividends in respect of the restricted stock and to accrue dividend equivalents on the RSUs. All dividend equivalents accrued prior to closing in respect of Dow Jones RSUs and after closing in respect of News Corporation RSUs into which those Dow Jones RSUs are converted will be paid on vesting of the News Corporation RSUs.

The Dow Jones plans to which your Dow Jones restricted stock and RSUs are subject provide that, if your employment with Dow Jones terminates within twenty-four (24) months following the closing under circumstances in which you are entitled to severance under the Dow Jones severance plan, your restricted stock and RSUs will then automatically vest on a pro-rata basis based on your service during the applicable vesting period (plus any severance period applicable to you under Dow Jones’ severance plan). This means that your News Corporation restricted stock or RSUs that you receive upon conversion of Dow Jones restricted stock or RSUs will immediately vest on a pro-rata basis (determined based on your period of service during the vesting plus the number of months of salary that you are entitled to receive as a severance payment under Dow Jones’ severance plan).

Contingent Stock Rights (CSRs)

Unless you make a Conversion Election with respect to any of your Dow Jones CSRs (or a portion of the Dow Jones shares constituting the Final Award under any of your CSRs), each Dow Jones CSR that you hold as of the closing of the merger will be treated in accordance with the terms of the Dow Jones 2001 Long Term Incentive Plan, which we refer to as the “LTIP,” and the other Dow Jones plans and agreements to which those CSRs are subject and will be paid out, at the time or times set forth in, and subject to the forfeiture conditions under, the LTIP and those other plans or agreement, in cash in an amount, subject to applicable tax withholding, equal to:

•	$60, multiplied by

•

the number of Dow Jones shares constituting the Final Award under that CSR (based on the “target” number of shares) (other than Dow Jones shares constituting the Final Award under that CSR for which you make a Conversion Election).

Under the terms of the merger agreement, instead of having your Dow Jones CSRs automatically become a right to receive a cash payment based on the $60 per share payable to Dow Jones stockholders in the proposed merger, you may elect to convert all or a portion of the Dow Jones CSRs that you hold into News Corporation CSRs.

If you make a Conversion Election with respect to any of your Dow Jones CSRs (or a portion of the Dow Jones shares constituting the Final Award under any of your CSRs), when the merger closes, that Dow Jones CSR (or portion thereof) will become a CSR with respect to a number of shares of News

Corporation Class A common stock (which we refer to as “News Corporation CSRs”) (rounded to the nearest whole number of the shares) equal to:

•

the number of shares of Dow Jones common stock constituting the Final Award under the CSR based on the “target” number of shares) or, if you make a Conversion Election for a portion of those shares, the number of shares with respect to which you make the Conversion Election), multiplied by

•

a number determined by dividing $60 by the volume weighted average price per share of News Corporation Class A common stock on the NYSE over the five (5) trading days ending on the last trading day before the closing.

These News Corporation CSRs will continue to be subject to the same terms and conditions, including vesting and forfeiture conditions that apply to those Dow Jones CSRs under the terms of the LTIP and the other Dow Jones plans and agreements to which those CSRs are subject.

You will receive a payout in respect of your CSRs at the end of the performance period applicable your CSRs if you are then employed by Dow Jones. If your employment terminates within twenty-four (24) months following the closing under circumstances in which you are entitled to severance under the Dow Jones severance plan and prior to the end of a performance period applicable to your CSRs, you will be entitled to receive a payout of your Final Award based on the “target” number of Dow Jones shares subject to your CSRS but pro-rated for the portion of the performance period during which you were employed by Dow Jones (plus any severance period applicable to you under Dow Jones’ severance plan).

The Final Award for all of your CSRs outstanding upon closing of the merger will be determined based on the “target” number of Dow Jones shares subject to your CSRs, whether or not you elect to convert those CSRS into News Corporation CSRs.

After the closing, you will be entitled to receive, for each quarter during the performance period applicable to your CSRs, cash payments equal to the maximum number of Dow Jones shares that you could have received in respect of those CSRs under their terms as in effect immediately before the merger multiplied by $0.25, the amount of the regular quarterly dividend currently paid on Dow Jones shares.

Factiva LTIP Awards

Any outstanding award that was granted pursuant to the Factiva Long Term Incentive Plan, which we refer to as the “Factiva LTIP,” with respect to the 2006-2008 performance period, which we refer to as “Cycle 5”, will, after the closing of the merger, be measured at its target level, multiplied by a “performance factor” equal to the ratio of $60 to a base stock price of $37.33, or 1.61.

Under the terms of the merger agreement, instead of having your Cycle 5 award automatically become a right to receive a cash payment based on the $60 per share payable to Dow Jones stockholders in the merger, you may make a Conversion Election to have the amount of your Cycle 5 award reflect increases or decreases in the value of the shares of News Corporation Class A common stock after the closing. In other words, if you make a Conversion Election with respect to your Cycle 5 award, the amount otherwise payable to you will be treated as if it had been invested in shares of News Corporation Class A common stock at the time of the closing.

Whether or not you make a Conversion Election with respect to your Cycle 5 award, your award will vest and be paid out on December 31, 2008, subject to the vesting and forfeiture conditions under the Factiva

LTIP. The Dow Jones plans to which your Cycle 5 award is subject provide that, if your employment with Dow Jones terminates within twenty-four (24) months following the closing under circumstances in which you are entitled to severance under the Dow Jones severance plan, your Cycle 5 award will be pro-rated based on the number of months elapsed in Cycle 5 (plus any severance period applicable to you under Dow Jones’ severance plan) and will be paid out on December 31, 2008.

INSTRUCTIONS FOR COMPLETING

THE ELECTION FORM

These instructions are for the accompanying Election Form with respect to your Dow Jones Equity Awards. Any election you make is subject to the terms described in the accompanying Election Form and the proxy statement/prospectus relating to the proposed merger dated November     , 2007.

Election Deadline

In order to make a valid Conversion Election for all or a portion of your Dow Jones Equity Awards, you may either:

•	complete an on-line Election Form by the election deadline by going to https://www.corp-action.net/DowJones/ and following the instructions provided, or

•	complete Attachment A to this Election Form and deliver it to Mellon Investor Services LLC (the Exchange Agent) at one of the addresses provided below by the election deadline.

The election deadline will be at 5:00 p.m. New York City time, on December 12, 2007, unless delayed (the Election Deadline).

If for any reason the Election Deadline is delayed beyond December 12, 2007, News Corporation and Dow Jones will make a public announcement of this delay and, when determined, the rescheduled Election Deadline.

If you wish to receive a cash payment for ALL of your Dow Jones Equity Awards based on the $60 per share payable to Dow Jones stockholders in the merger and do NOT wish to convert ANY of your Dow Jones Equity Awards into News Corporation equity awards, YOU SHOULD NOT COMPLETE AN ON_LINE ELECTION FORM AND YOU SHOULD NOT DELIVER ATTACHMENT A TO THE ELECTION FORM TO THE EXCHANGE AGENT.

Revoking/Modifying an Election

You may revoke or modify your election with respect to any or all of your Dow Jones Equity Awards by completing a new on-line Election Form before the Election Deadline or by properly completing a new Election Form and delivering it to the Exchange Agent before the Election Deadline. Note that the last completed Election Form that is received from you will be honored. This means, for example, if you send Attachment A to this Election Form to the Exchange Agent and subsequently complete an on-line Election Form before Attachment A to this Election Form is received by the Exchange Agent, if Attachment A to this Election Form is received by the Exchange Agent before the Election Deadline, it will supersede your on-line election, despite the fact that your on-line Election Form was completed by you after you completed Attachment A to this Election Form.

Disputes

Any disputes regarding your election will be resolved by Dow Jones and News Corporation, whose decision will be final for all parties concerned. Dow Jones and News Corporation have the right, acting jointly and exercising reasonable discretion, to reject any and all Election Forms which they determine are not in proper form or to waive defects in any form. Please complete your on-line Election Form or return Attachment A to the Election Form to the Exchange Agent promptly, to allow sufficient time to give you notice to correct any possible deficiencies before the Election Deadline. None of the Exchange Agent, News Corporation, Newco or Dow Jones is liable for any failure to give any such notification.

IF YOU ARE MAKING A CONVERSION ELECTION BY RETURNING ATTACHMENT A TO THIS ELECTION FORM TO THE EXCHANGE AGENT, BEFORE YOU DO SO, MAKE SURE YOU DO THE FOLLOWING:

(1)	Verify the election you have chosen under the heading “List of Equity Awards” on Attachment A to this Election Form;

(2)	Include your daytime and evening phone number; and

(3)	Sign and date Attachment A to this Election Form.

DELIVERY INSTRUCTIONS

The Exchange Agent is:

Mellon Investor Services

By Mail:	By Overnight Courier or By Hand:
(First Class, Registered or Certified)	(FedEx, Airborne, UPS, DHL, USPS Express Mail)
Mellon Investor Services LLC	Mellon Investor Services
Attn: Reorganization Dept	Attn: Reorganization Dept.
PO Box 3301	480 Washington Blvd.
South Hackensack, NJ 07606	Mail Drop-Reorg
Jersey City, NJ 07310

If you require additional information,

please contact the Exchange Agent below:

Mellon Investor Services LLC

480 Washington Boulevard

Jersey City, NJ 07310

Toll Free: 1-877-244-8902

Collect: 201-680-6802

Attachment A

Name of Employee:	Election ID Number:

LIST OF EQUITY AWARDS

The following table lists your Dow Jones Equity Awards as of November 2, 2007 as set forth in Dow Jones’ records. We have not listed any Dow Jones options or SARs you hold that have an exercise or base price per Dow Jones share of $60 or more, as those Dow Jones options or SARs will automatically convert into News Corporation options or SARs, respectively. Please mark the corresponding election box if you wish to make a Conversion Election with respect to all or a portion of the applicable Dow Jones Equity Award. If you mark the partial election box, please identify the number of Dow Jones subject to such Dow Jones Equity Award for which you are making a Conversion Election.

Stock Options	Grant Date	Vest Date	Expiration Date	Grant Price	Options Outstanding	Conversion Election	Options to Convert
☐ NONE ☐ FULL ☐ PARTIAL

Restricted Stock	Grant Date	Vest Date	Expiration Date	Grant Price	RS Outstanding	Conversion Election	Shares to Convert
☐ NONE ☐ FULL ☐ PARTIAL

Stock Appreciation Rights	Grant Date	Vest Date	Expiration Date	Grant Price	SARs Outstanding	Conversion Election	SARs to Convert
☐ NONE ☐ FULL ☐ PARTIAL

Restricted Stock Units	Grant Date	Vest Date	Expiration Date	Grant Price	RSUs Outstanding	Conversion Election	RSUs to Convert
☐ NONE ☐ FULL ☐ PARTIAL

Contingent Stock Rights	Grant Date	Vest Date	Expiration Date	Grant Price	Target CSRs Outstanding	Conversion Election	CSRs to Convert
☐ NONE ☐ FULL ☐ PARTIAL

Factiva Cycle 5 LTIP	Grant Date	Vest Date	Expiration Date	Grant Price	Balance at Closing	Conversion Election
☐ NONE ☐ FULL

If you are making a Conversion Election you must complete and sign this Election Form and submit it to the Exchange Agent.

X Signed by Employee		on this (date)
	(Signature)		(Month) (Day) (Year)

Please provide your daytime and/or evening telephone number in case we need to contact you:

Daytime Phone #	Evening Phone #